LAW OFFICES OF ANTHONY D. GUENTHER, ESQ.

3261 E. Warm Springs Road

Las Vegas, Nevada 89120

Phone: (702) 589-5170 | Email: adg@adguentherlaw.com

August 14, 2014

ASN Technologies, Inc.

10291 South 1300 East, #118

Sandy, UT 84094

Re: ASN Technologies, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for ASN Technologies, Inc., a Nevada corporation (the Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,500,000 shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 1,500,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company. This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Sincerely,

LAW OFFICES OF ANTHONY D. GUENTHER, ESQ.

/s/ Anthony D. Guenther

Anthony D. Guenther

August 14, 2014

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, ASN Technologies, Inc.

Sincerely,

LAW OFFICES OF ANTHONY D. GUENTHER, ESQ.

/s/ Anthony D. Guenther

Anthony D. Guenther

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